Exhibit 23.3

CONSENT OF GLOBAL LAW OFFICE

We hereby consent to the references to our firm and the summarization of our opinions contained  in Amendment No. 1 to the Registration Statement on Form F-1 of Kingtone Wirelessinfo Solution Holding Ltd filed originally with the Securities and Exchange Commission on April 13, 2010.

/s/ Global Law Office
Global Law Office
Beijing, People’s Republic of China
April 27, 2010